EXHIBIT 99.1

Security Bank Corporation Announces Record Second Quarter Earnings and Record Earnings Per Share

Macon, GA., July 20, 2005 / PR Newswire/ — Security Bank Corporation (the “Company”) (NASDAQ:SBKC) today announced record quarterly net income and record quarterly earnings per share for the second quarter of 2005. All per share figures have been adjusted for the Company’s 2-for-1 stock split on May 27, 2005.

Earnings Summary

Net income for the second quarter of 2005 increased 30% to a record $3.9 million, compared to $3.0 million for the second quarter of 2004. Diluted earnings per share were a record $0.32 versus $0.27 for the same quarter of 2004, an increase of 18.5%. For the six months ended June 30, 2005, net income was a record $7.3 million or a record $0.61 per diluted share, an increase of 29% and 17.3% respectively.

The Company’s annualized returns on average equity and assets for the second quarter were 13.21% and 1.32%, respectively, compared to 12.95% and 1.26%, respectively, for the second quarter of 2004. For the six months ended June 30, 2005, the annualized returns on average equity and assets were 12.95% and 1.29%, respectively, versus 13.34% and 1.22% for the same period in 2004. The Company’s return on average tangible equity for the second quarter of 2005 was 19.7% compared to 18.9% in the same quarter of 2004. For the six months ended June 30, 2005, the Company’s return on average tangible equity decreased 6.6% to 18.6% from the same period in the prior year.

Rett Walker, Security Bank Corporation President and CEO, remarked, “The second quarter was another record quarter for our Company as we grew quarterly earnings per share 19% to a record $0.32 over second quarter 2004, despite an increasingly difficult earnings environment. At the same time, we experienced significant loan and core deposit growth during the quarter and completed a well-received two-for-one split of the Company’s common stock.”

Security Bank Corporation completed the acquisition of SouthBank, a $158 million bank in the high-growth north metropolitan Atlanta area, at the end of May 2005. The quarter ended June 30, 2005 includes one month of operations for SouthBank, which officially became Security Bank of North Metro at the end of May. The Company’s balance sheet at June 30, 2005 includes the balances of Security Bank of North Metro and the quarterly averages include one month of these balances.

Balance Sheet

Loans, excluding loans held for resale, were $1.0 billion at June 30, 2005, up from $781.7 million at June 30, 2004, an increase of 33%. Excluding the effect of loans acquired from SouthBank, loans increased $142.7 million or 18.3% from the same period last year. Total deposits were $1.1 billion at June 30, 2005, an increase of 35% over the year-ago level of $793.0 million. Excluding the effect of deposits acquired from SouthBank, deposits increased $152.3 million or 19.2% from the year-ago level.

Total assets increased 34% to $1.3 billion from $993.0 million at June 30, 2004. Excluding the effects of assets acquired from SouthBank, total assets increased $169.1 million or 17.0%, compared to June 30, 2004.

Stockholders’ equity increased $36.6 million to $137.0 million, an increase of 36% versus the year-ago level. Approximately $22.2 million of the increase is the result of the stock issued in conjunction with the SouthBank acquisition. The remainder of the increase is related to earnings, net of dividends paid. Book value per share increased 24% to $10.66 and tangible book value per share increased $0.51 or 8.2% to $6.65. Excluding the impact of the acquisition of SouthBank, tangible book value per share would have increased $0.88 per share or 14.4% over the year –ago level.

Net Interest Income

Net interest income (on a fully tax-equivalent basis) for the second quarter of 2005 was $12.2 million, an increase of 24% when compared to the second quarter of 2004. The net interest margin on a fully tax-equivalent basis was 4.46% for the quarter ended June 30, 2005, compared to 4.48% for the comparable period one year ago and 4.50% for the first quarter of 2005.

Noninterest Income and Expense

Noninterest income for the second quarter of 2005 was $4.3 million versus $3.6 million for the second quarter of 2004, an increase of 19.4%. Service charge income was $1.9 million, up 13.7% from the second quarter of 2004. The increase is the result of continued strong core deposit growth.

Noninterest expense for the second quarter was $9.3 million, an increase of 17.4% over the second quarter 2004’s level of $7.9 million. Excluding one month of operating expenses from SouthBank, noninterest expense increased 14.1%. Excluding the effect of these items, the increase in noninterest expense is due to an increase in salaries and benefits expenses of 21%, primarily related to the Company’s growth during the period.

The Company’s efficiency ratio improved to 56.5% for the second quarter of 2005, from 58.9% for the second quarter of 2004. The efficiency ratio of the Company also improved on a linked-quarter basis, as it declined from 57.9% in the first quarter of 2005.

Asset Quality

Total nonperforming assets (nonaccrual, repossessed assets and other real estate owned) declined to 0.65% of total loans plus ORE when compared to 0.75% and 0.85% at the end of the first quarter of 2005 and the second quarter of 2004, respectively. Net charge-offs to average loans were 0.13% for the second quarter of 2005 versus 0.12% for the second quarter of 2004. The allowance for loan losses as a percentage of loans at June 30, 2005 was 1.27% compared to 1.29% at June 30, 2004. The allowance for loan losses was $13.3 million at June 30, 2005, up from $10.1 million at June 30, 2004. The increase in the allowance was primarily attributable to growth in the Company’s loan portfolio and the addition of $1.4 million of loss reserves in connection with the acquisition of SouthBank.

Other Information

Security Bank Corporation management will host a conference call to discuss these results at 8:30 AM EDT on Thursday, July 21, 2005. This call is open to all interested parties. From locations within the United States, the call-in number is 877-407-8035 (201-689-8035 from outside the United States). Please call in 10 minutes prior to the beginning of the conference.

A recorded playback of the conference call will be available by calling 877-660-6853 (201-612-7415 from outside the United States) from approximately 12:00 PM EDT, Thursday, July 21, until 11:59 PM EDT Friday, July 29, 2005. The reservation numbers for this playback is Account #286 and Conference ID #159412.

The Company also reaffirmed today its guidance for 2005 diluted earnings per share in the range of $1.20 to $1.25. This compares to the current consensus analyst estimate of $1.22 for 2005 and represents an increase of 11% to 16% over 2004 diluted earnings per share of $1.08.

About Security Bank Corporation

Security Bank Corporation is a Georgia multi-bank holding company based in Macon, Bibb County, Georgia. The Company’s wholly owned bank subsidiaries are Security Bank of Bibb County, Security Bank of Houston County, Security Bank of Jones County, and Security Bank of North Metro. The banks maintain 15 full service offices in Macon, Perry, Warner Robins, Gray, Woodstock and Brunswick, Georgia, as well as loan production offices in Forsyth and Paulding Counties, Georgia. In addition, Security Bank of Bibb County operates a wholly owned mortgage subsidiary; Fairfield Financial Services, Inc. Fairfield has offices in Macon, Warner Robins, Columbus, Richmond Hill, Rincon, Gray, Pooler, Woodstock, St. Simons, and Brunswick.

Safe Harbor

This press release contains forward-looking statements as defined by federal securities laws. These statements may address issues that involve significant risks, uncertainties, estimates and assumptions made by management. Actual results could differ materially from current projections. Please refer to Security Bank Corporation’s filings with the Securities and Exchange Commission for a summary of important factors that could affect Security Bank Corporation’s forward-looking statements. Security Bank Corporation undertakes no obligation to revise these statements following the date of this press release.

For more information, contact Rett Walker, President and CEO at 478-722-6220 or Jim McLemore, Chief Financial Officer at 478-722-6243.

Security Bank Corporation

Selected Consolidated Financial Data

(Dollars in Thousands, except Per Share Amounts)

Unaudited

	Quarters Ended June 30,			Six Months Ended June 30,
	2005	2004	% Change	2005	2004	% Change
EARNINGS SUMMARY:
Net interest income (FTE)	$12,204	$9,857	23.8%	$23,314	$19,002	22.7%
Provision for Loan Losses	804	718	12.0%	1,579	1,438	9.8%
Noninterest Income	4,314	3,640	18.5%	7,828	6,996	11.9%
Noninterest Expense	9,326	7,946	17.4%	17,789	15,491	14.8%
Provision for Income Taxes	2,397	1,729	38.6%	4,294	3,191	34.6%
Net Income	3,910	3,010	29.9%	7,317	5,692	28.5%

PER COMMON SHARE (a):
Basic earnings	$0.32	$0.27	19.0%	$0.62	$0.53	17.0%
Diluted earnings	0.32	0.27	20.8%	0.62	0.51	21.6%
Cash dividends declared	0.065	0.055	18.2%	0.13	0.10	30.0%
Book value	10.66	8.63	23.5%	10.66	8.63	23.5%
Tangible book value	6.65	6.14	8.3%	6.65	6.14	8.3%

KEY PERFORMANCE RATIOS (b):
Return on average equity	13.21%	12.95%		12.95%	13.34%
Return on average assets	1.32%	1.26%		1.29%	1.22%
Efficiency ratio	56.46%	58.87%		57.12%	59.59%
Net interest margin (FTE)	4.46%	4.48%		4.48%	4.44%
Net charge-offs to average loans	0.13%	0.12%		0.07%	0.20%

BALANCE SHEET SUMMARY - END OF PERIOD
Investment securities	$122,763	$107,067	14.7%
Loans Held for Resale	7,413	8,882	-16.5%
Loans, gross	1,041,725	781,709	33.3%
Allowance for loan losses	13,264	10,096	31.4%
Total assets	1,329,256	993,038	33.9%
Deposits	1,074,087	793,044	35.4%
Other borrowed money	99,348	93,111	6.7%
Stockholders’ equity	137,019	100,448	36.4%

ASSET QUALITY - END OF PERIOD
Nonaccrual loans	$5,259	$4,748	10.8%
Loans 90 Days Past Due and Accruing	59	23	156.5%
Other real estate owned	1,467	1,923	-23.7%
Total nonperforming assets	6,785	6,694	1.4%
Allowance for loan losses/NPA’s	195.49%	150.82%	29.6%
Allowance for loan losses/loans	1.27%	1.29%	-1.6%

(a)	Adjusted for the Company’s 2-for-1 stock split on May 27, 2005.
(b)	Annualized based on number of days in the period, except efficiency ratio

Security Bank Corporation

Average Balance Sheet and Net Interest Income Analysis

(Dollars in Thousands)

Unaudited

	Quarter Ended June 30, 2005			Six Months Ended June 30, 2005
	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
ASSETS
Earning assets:
Interest-bearing deposits and fed funds sold	$17,910	$130	2.91%	$15,542	$230	2.98%
Investment securities	115,694	1,231	4.27%	111,684	2,356	4.25%
Loans Held for Resale	6,132	87	5.69%	5,649	161	5.75%
Loans	956,933	16,909	7.09%	915,505	31,549	6.95%
Other earning assets	557	9	6.48%	557	17	6.15%
Total earning assets	1,097,226	18,366	6.71%	1,048,937	34,313	6.60%
Non-earning assets	87,215			84,494

Total assets	$1,184,441			$1,133,431

LIABILITIES AND STOCKHOLDERS’ EQUITY
Interest-bearing liabilities:
Savings and interest-bearing transaction	$243,450	$899	1.48%	$229,802	$1,497	1.31%
Time deposits	602,852	4,318	2.87%	573,483	7,721	2.71%
Other borrowings	92,410	945	4.10%	95,934	1,781	3.74%
Total interest-bearing liabilities	938,712	6,162	2.63%	899,219	10,999	2.47%
Noninterest-bearing liabilities:
Noninterest bearing deposits	116,899			112,479
Other noninterest-bearing liabilities	10,465			8,696
Total liabilities	$1,066,076			$1,020,394

Stockholders’ Equity	118,365			113,037

Total liabilities and stockholders’ equity	$1,184,441			$1,133,431

Interest rate spread			4.08%			4.13%

Net interest income		$12,204			$23,314

Net interest margin (FTE)		4.46%			4.48%

Security Bank Corporation (SBKC)

Selected Financial Information

(Amounts in thousands, except per share data)

	2005		2004
	2nd Quarter	1st Quarter	Dec. 31/YTD	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter
Period-End Balance Sheet
Total Assets	$1,329,256	$1,116,123	$1,063,485	$1,063,485	$1,012,647	$993,038	$936,848
Total Securities	122,763	112,703	111,412	111,412	115,325	107,067	96,026
Mortgage Loans held for Sale	7,413	6,384	7,507	7,507	9,363	8,882	7,707
Loans:
Commercial:
Real-Estate	423,720	412,779	406,654	406,654	402,458	428,849	391,934
Construction	309,270	232,629	192,181	192,181	155,400	124,119	116,468
All Other	126,290	69,983	71,081	71,081	61,039	60,800	62,714
Residential:
Consumer Real-Estate	93,069	95,683	97,829	97,829	99,300	96,058	100,838
Consumer Construction	20,041	17,835	18,953	18,953	17,088	16,793	19,704
All Other Consumer	69,335	61,582	59,067	59,067	57,036	55,090	49,156
Total Loans	1,041,725	890,491	845,765	845,765	792,321	781,709	740,814
Allowance for loan losses	13,264	11,357	10,903	10,903	10,465	10,096	9,612
Other Assets:
Other earning assets:	44,768	18,846	20,898	20,898	14,076	18,123	12,597
Total Earning Assets:	1,216,669	1,028,424	985,582	985,582	931,085	915,781	857,144
Intangibles:
Goodwill	50,507	31,852	28,579	28,579	28,579	28,579	28,579
Core-Deposit	1,580	542	585	585	628	671	713
Deposits:
Demand Deposits	121,600	115,241	119,545	119,545	109,136	109,261	106,447
Interest bearing deposits	952,487	791,833	723,013	723,013	682,066	683,783	654,889
Total Deposits	1,074,087	907,074	842,558	842,558	791,202	793,044	761,336
Fed Funds purchased & repo agreements	5,714	12,469	21,811	21,811	20,972	9,108	7,375
Other borrowed funds	93,634	77,707	85,693	85,693	89,840	84,003	81,857
Common Equity	137,019	110,968	106,671	106,671	104,154	100,448	80,593

Average Balance Sheet
Total Assets	$1,184,441	$1,082,503	$972,091	$1,027,551	$994,605	$958,467	$907,742
Total Securities	115,694	107,674	103,896	113,085	105,948	95,970	100,582
Mortgage Loans held for Sale	6,132	5,167	6,955	6,455	7,429	7,650	6,285
Total Loans	956,933	874,078	775,274	820,778	793,698	773,250	713,365
Other earning assets:	18,467	13,729	10,457	9,061	10,208	8,550	14,008
Total Earning Assets:	1,097,226	1,000,648	896,582	949,379	917,283	885,420	834,240

Deposits:
Demand Deposits	116,899	108,057	105,695	111,249	106,740	104,558	100,232
Interest bearing deposits
Savings	20,821	20,782	19,299	19,620	20,029	19,585	17,963
NOW	141,396	116,830	81,385	93,356	78,070	80,406	73,708
Money Market	81,233	78,542	85,886	80,011	88,879	89,628	85,028
Time deposits > $100,000	304,208	257,372	195,271	223,083	204,094	183,349	170,561
Time deposits < $100,000	298,644	286,742	293,068	289,686	296,809	289,925	295,854
Total Deposits	963,201	868,325	780,604	817,005	794,621	767,451	743,346
Fed Funds purchased & repo agreements	15,899	17,256	10,871	13,423	9,791	14,448	5,821
Other borrowed funds	76,511	82,205	80,024	84,631	80,812	77,892	76,757
Common Equity	118,365	107,792	94,453	105,184	101,958	93,004	77,667

Income Statement
Interest Income	$18,285	$15,865	$53,926	$14,717	$13,824	$13,057	$12,328
Interest Expense	6,162	4,837	14,373	4,135	3,669	3,294	3,275
Net Interest Income	12,123	11,028	39,553	10,582	10,155	9,763	9,053
Loan loss provision	804	775	2,819	852	529	718	720
Service charges on deposit accounts	1,858	1,597	6,450	1,704	1,636	1,634	1,476
Mortgage banking revenues	1,170	959	4,931	1,019	1,425	1,284	1,203
Other income	1,286	958	3,452	1,426	627	722	677
Total noninterest income	4,314	3,514	14,833	4,149	3,688	3,640	3,356
Salaries and benefits	5,598	5,054	18,629	4,916	4,759	4,621	4,333
Occupancy and equipment	906	846	3,365	851	866	855	793
Losses on OREO	—	—	160	12	95	12	41
Other noninterest expense	2,822	2,563	10,154	2,832	2,486	2,458	2,378
Total noninterest expense	9,326	8,463	32,308	8,611	8,206	7,946	7,545
Pre-tax earnings	6,307	5,304	19,259	5,268	5,108	4,739	4,144
Income Taxes	2,397	1,897	6,940	1,851	1,898	1,729	1,462
Net income	$3,910	$3,407	$12,319	$3,417	$3,210	$3,010	$2,682

Basic earnings per share (3)	$0.32	$0.29	$1.10	$0.29	$0.28	$0.27	$0.26
Diluted earnings per share (3)	0.32	0.29	1.07	0.29	0.27	0.27	0.25
Weighted average shares outstanding (3)	12,043,732	11,671,370	11,156,372	11,646,386	11,633,558	11,157,412	10,178,376
Weighted average diluted shares o/s (3)	12,370,155	11,970,224	11,482,830	11,922,292	11,837,508	11,404,906	10,384,274
Tax equivalent adjustment	81	82	366	89	91	94	92
Net interest income (FTE)	12,204	11,110	39,919	10,671	10,246	9,857	9,145

Stock and related per share data: (3)
Book value	$10.66	$9.42	$9.15	$9.15	$8.95	$8.63	$7.83
Tangible book value	6.65	6.69	6.67	6.67	6.46	6.14	5.01
Dividends declared per share	0.065	0.065	0.22	0.055	0.055	0.055	0.055

Other Key Ratios/Data:
Return on average equity (1)	13.21%	12.64%	13.04%	12.99%	12.59%	12.95%	13.81%
Return on average assets (1)	1.32%	1.26%	1.27%	1.33%	1.29%	1.26%	1.18%
Net interest margin (FTE) (1), (2)	4.46%	4.50%	4.45%	4.47%	4.44%	4.48%	4.41%
Efficiency ratio (FTE)	56.46%	57.87%	59.01%	58.10%	58.89%	58.87%	60.36%

Loan Performance Data:
Nonaccrual loans	$5,259	$5,761	$6,214	$6,214	$5,909	$4,748	$3,807
Loans 90 Days Past Due and Accruing	59	—	—	—	—	23	236
Other real estate owned (ORE)	1,467	938	1,991	1,991	1,854	1,923	1,853
Total non performing assets	6,785	6,699	8,205	8,205	7,763	6,694	5,896
Net charge-offs	317	321	1,323	414	160	234	515
Allowance for loan losses/NPA’s	195.49%	169.53%	132.88%	132.88%	134.81%	150.82%	163.03%
Allowance for loan losses/loans	1.27%	1.28%	1.29%	1.29%	1.32%	1.29%	1.30%
NPA’s/Loans plus ORE	0.65%	0.75%	0.97%	0.97%	0.98%	0.85%	0.79%
Nonperforming assets/total assets	0.51%	0.60%	0.77%	0.77%	0.77%	0.67%	0.63%
Net charge-offs to average loans (1)	0.13%	0.15%	0.17%	0.20%	0.08%	0.12%	0.29%

	2003					2002
	Dec. 31/YTD	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter	Dec. 31/YTD	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter
Period-End Balance Sheet
Total Assets	$911,269	$911,269	$874,776	$883,702	$568,071	$581,319	$581,319	$530,426	$511,977	$481,020
Total Securities	102,855	102,855	112,867	99,831	38,158	53,905	53,905	46,475	44,108	42,720
Mortgage Loans held for Sale	11,448	11,448	16,696	42,308	33,749	35,955	35,955	28,715	12,642	11,610
Loans:
Commercial:
Real-Estate	346,534	346,534	310,377	251,262	217,044	205,989	205,989	190,396	189,785	175,856
Construction	116,344	116,344	126,447	127,431	122,867	113,844	113,844	108,687	106,789	84,893
All Other	55,591	55,591	50,636	88,786	39,792	42,886	42,886	40,781	42,148	36,943
Residential:
Consumer Real-Estate	108,992	108,992	106,047	26,122	28,979	30,816	30,816	31,662	34,184	25,168
Consumer Construction	17,390	17,390	19,923	17,784	13,965	13,500	13,500	13,414	13,037	17,191
All Other Consumer	52,831	52,831	52,981	133,696	33,261	31,411	31,411	31,407	27,606	44,515
Total Loans	697,682	697,682	666,411	645,081	455,908	438,446	438,446	416,347	413,549	384,566
Allowance for loan losses	9,407	9,407	8,981	8,475	5,812	5,480	5,480	4,954	4,858	4,471
Other Assets:
Other earning assets:	11,576	11,576	3,429	16,487	1,232	3,682	3,682	397	4,723	9,256
Total Earning Assets:	823,561	823,561	799,403	803,707	529,047	531,988	531,988	491,934	475,022	448,152
Intangibles:
Goodwill	24,875	24,875	24,658	24,688	3,910	1,900	1,900	1,900	1,900	1,900
Core-Deposit	756	756	799	856	0	0	0	0	0	0
Deposits:
Demand Deposits	107,534	107,534	97,598	94,440	74,844	75,101	75,101	63,851	63,854	64,099
Interest bearing deposits	635,767	635,767	618,066	614,348	360,065	365,494	365,494	344,749	335,537	320,668
Total Deposits	743,301	743,301	715,664	708,788	434,909	440,595	440,595	408,600	399,391	384,767
Fed Funds purchased & repo agreements	8,350	8,350	9,268	13,065	6,325	11,978	11,978	6,294	6,585	8,744
Other borrowed funds	77,635	77,635	72,265	85,005	80,829	84,332	84,332	72,942	64,440	47,300
Common Equity	75,809	75,809	73,808	72,248	41,603	39,548	39,548	39,050	37,299	35,869

Average Balance Sheet
Total Assets	$746,630	$873,002	$880,591	$678,964	$553,399	$513,388	$550,328	$513,695	$498,308	$491,196
Total Securities	78,342	109,430	102,953	60,165	40,821	44,308	45,100	45,820	44,266	42,045
Mortgage Loans held for Sale	29,518	13,504	38,385	37,453	28,732	20,857	32,555	16,279	10,046	24,548
Total Loans	574,706	674,120	658,033	524,450	442,223	408,627	433,947	413,750	405,547	381,258
Other earning assets:	6,543	5,414	11,965	6,480	4,538	5,749	4,416	4,008	3,696	10,876
Total Earning Assets:	689,109	802,468	811,336	628,548	516,314	479,541	516,018	479,857	463,555	458,727

Deposits:
Demand Deposits	80,472	96,119	88,607	72,282	64,878	62,575	65,236	61,983	61,696	61,384
Interest bearing deposits
Savings	14,167	17,244	17,143	12,690	9,586	8,990	9,130	9,376	9,166	8,288
NOW	58,580	69,039	67,782	53,087	44,409	37,606	43,401	37,413	34,636	34,975
Money Market	71,802	88,294	86,235	62,708	49,971	43,270	47,981	44,108	40,112	40,878
Time deposits > $100,000	117,634	153,686	146,607	100,969	75,028	83,860	78,643	81,731	85,967	89,100
Time deposits < $100,000	243,471	287,004	294,090	218,183	174,606	160,267	172,961	167,907	157,250	142,948
Total Deposits	586,126	711,386	700,464	519,919	418,478	396,568	417,352	402,518	388,827	377,573
Fed Funds purchased & repo agreements	10,272	11,404	12,393	9,583	7,708	10,724	11,397	7,307	13,496	10,698
Other borrowed funds	84,843	72,367	90,884	92,632	83,487	65,439	78,819	62,299	56,405	64,233
Common Equity	60,581	74,652	72,748	54,586	40,336	37,318	39,381	38,076	36,458	35,359

Income Statement
Interest Income	$42,919	$12,462	$12,324	$9,794	$8,339	$32,920	$8,469	$8,376	$8,100	$7,975
Interest Expense	12,937	3,366	3,622	3,152	2,797	12,110	2,957	2,969	3,043	3,141
Net Interest Income	29,982	9,096	8,702	6,642	5,542	20,810	5,512	5,407	5,057	4,834
Loan loss provision	2,859	730	783	857	489	2,603	1,150	403	510	540
Service charges on deposit accounts	5,044	1,496	1,381	1,161	1,006	3,406	1,013	894	781	718
Mortgage banking revenues	9,211	1,734	2,340	2,927	2,210	7,202	2,142	2,140	1,346	1,574
Other income	3,103	1,007	721	645	730	2,538	435	501	764	838
Total noninterest income	17,358	4,237	4,442	4,733	3,946	13,146	3,590	3,535	2,891	3,130
Salaries and benefits	18,146	4,558	4,846	4,679	4,063	13,604	3,739	3,446	3,194	3,225
Occupancy and equipment	3,063	800	843	743	677	2,556	669	692	597	598
Losses on OREO	539	292	125	78	44	669	295	225	56	93
Other noninterest expense	9,148	2,976	2,487	1,925	1,760	6,193	1,783	1,541	1,388	1,481
Total noninterest expense	30,896	8,626	8,301	7,425	6,544	23,022	6,486	5,904	5,235	5,397
Pre-tax earnings	13,585	3,977	4,060	3,093	2,455	8,331	1,466	2,635	2,203	2,027
Income Taxes	4,938	1,436	1,411	1,204	887	3,065	555	978	834	698
Net income	$8,647	$2,541	$2,649	$1,889	$1,568	$5,266	$911	$1,657	$1,369	$1,329

Basic earnings per share (3)	$0.99	$0.25	$0.26	$0.23	$0.25	$1.55	$0.26	$0.49	$0.41	$0.39
Diluted earnings per share (3)	0.96	0.25	0.26	0.23	0.23	1.52	0.25	0.48	0.40	0.39
Weighted average shares outstanding (3)	8,725,276	10,039,204	10,024,077	7,966,348	3,410,924	3,389,610	3,398,317	3,395,755	3,388,067	3,375,989
Weighted average diluted shares o/s (3)	8,993,832	10,282,151	10,360,045	8,234,406	3,512,943	3,456,246	3,496,330	3,442,357	3,462,859	3,391,869
Tax equivalent adjustment	303	94	89	66	53	211	55	55	50	50
Net interest income (FTE)	30,285	9,190	8,791	6,708	5,595	21,021	5,567	5,462	5,107	4,884

Stock and related per share data: (3)
Book value	$7.53	$7.53	$7.35	$7.22	$12.13	$11.64	11.64	11.49	11.01	10.59
Tangible book value	5.00	5.00	4.85	4.77	10.99	11.08	11.08	10.93	10.45	10.03
Dividends declared per share	0.20	0.05	0.05	0.05	0.05	0.35	0.09	0.09	0.09	0.08

Other Key Ratios/Data:
Return on average equity (1)	14.27%	13.62%	14.57%	13.84%	15.55%	14.11%	9.25%	17.41%	15.02%	15.03%
Return on average assets (1)	1.16%	1.16%	1.20%	1.11%	1.13%	1.03%	0.66%	1.29%	1.10%	1.08%
Net interest margin (FTE) (1), (2)	4.39%	4.54%	4.30%	4.28%	4.39%	4.38%	4.32%	4.55%	4.41%	4.26%
Efficiency ratio (FTE)	64.85%	64.24%	62.73%	64.90%	68.59%	67.38%	70.83%	65.62%	65.45%	67.34%

Loan Performance Data:
Nonaccrual loans	$4,154	$4,154	$7,716	$7,285	$4,986	$4,349	$4,349	$4,145	$2,549	$2,981
Loans 90 Days Past Due and Accruing	27	27	—	185	2	9	9	11	3	567
Other real estate owned (ORE)	4,007	4,007	3,348	3,393	1,886	1,903	1,903	2,028	2,980	2,932
Total non performing assets	8,188	8,188	11,064	10,863	6,874	6,261	6,261	6,184	5,532	6,480
Net charge-offs	1,821	305	277	1,083	156	1,222	624	307	124	167
Allowance for loan losses/NPA’s	114.89%	114.89%	81.17%	78.02%	84.55%	87.53%	87.53%	80.11%	87.82%	69.00%
Allowance for loan losses/loans	1.35%	1.35%	1.35%	1.31%	1.27%	1.25%	1.25%	1.19%	1.17%	1.16%
NPA’s/Loans plus ORE	1.17%	1.17%	1.65%	1.68%	1.50%	1.42%	1.42%	1.48%	1.33%	1.67%
Nonperforming assets/total assets	0.90%	0.90%	1.26%	1.23%	1.21%	1.08%	1.08%	1.17%	1.08%	1.35%
Net charge-offs to average loans (1)	0.32%	0.18%	0.17%	0.83%	0.14%	0.28%	0.58%	0.30%	0.12%	0.18%

(1)	Annualized
(2)	The Net interest margin calculation for all periods has been adjusted to use the actual number of days in the period to annualize net interest income. In prior periods, net interest income was annualized using a factor of 4.
(3)	Adjusted for 2-for-1 stock split effective May 27, 2005